UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

______________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2009

BioScrip, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28740	05-0489664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 460-1600

________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02                      Results of Operations and Financial Condition.

On October 30, 2009, BioScrip, Inc. issued a press release reporting its financial results for the three and nine months ended September 30, 2009.  A copy of that press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The press release includes certain non-GAAP financial measures as described therein. As required by Regulation G, a reconciliation between any non-GAAP financial measures presented and the most directly comparable GAAP financial measures is also provided.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 2.02 and in Exhibit 99.1 hereto shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2009, Steven K. Schelhammer, a director of BioScrip since May 2007,  informed BioScrip’s Chairman and Chief Executive Officer that he was resigning from the Board of Directors in order to devote his full-time attention to his position as Chief Executive Officer of Phytel, Inc.  Mr. Schelhammer has had no disagreements with BioScrip with respect to any matters.

Item 9.01                      Financial Statements and Exhibits.

(c)  Exhibits.                       The following information is furnished as an exhibit to this Current Report:

Exhibit No.                         Description of Exhibit

99.1                                      Press Release dated October 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: October 30, 2009	BIOSCRIP, INC.

By:
/s/ Barry A. Posner
Executive Vice President,
Secretary and General Counsel